Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Alerus Financial Corporation and Subsidiaries on Pre-Effective Amendment No. 1 to Form S-1 of our report dated June 6, 2019 on the consolidated financial statements of Alerus Financial Corporation and Subsidiaries and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ CliftonLarsonAllen LLP

CliftonLarsonAllen LLP

Minneapolis, Minnesota
September 3, 2019